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                                                                    EXHIBIT 23.3

                         CONSENT OF PETROLEUM ENGINEERS

     As independent petroleum engineers, we hereby consent to the inclusion in the registration statement of Coho Energy, Inc. of our letter report dated February 6, 1997 regarding our review of proved oil and gas reserve quantities as of December 31, 1996 and to all references to such letters and to our Firm included in this registration statement.

                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS

Houston, Texas
August 19, 1997